Exhibit 10.2

THIRD AMENDMENT TO LOAN AGREEMENT AND

THIRD AMENDMENT TO SENIOR SECURED CONVERTIBLE NOTE

This Third Amendment to Loan Agreement and Third Amendment to Senior Secured Convertible Note (this “Amendment”) is entered into as of August 3, 2026 (the “Third Amendment Date”), by and among:

CDT Equity Inc., a Delaware corporation (the “Company”);

CDT Equity Ltd., a company incorporated in England and Wales (company no. 13885643) (the “Subsidiary Guarantor”, and together with the Company, the “Obligors”); and

J.J. Astor & Co., a Utah corporation (the “Lender”).

RECITALS

A. On June 11, 2026, the Company and the Lender entered into that certain Loan Agreement and the Company issued to the Lender that certain Senior Secured Convertible Note in the original principal amount of $1,971,000, together with the Security Agreement, the Registration Rights Agreement, the Guaranty Agreement, the Payment Direction Agreement, the Warrant, the Deposit Account Control Agreement (Blocked Account), dated June 25, 2026, among the Company, the Lender, and East West Bank (the “DACA”), and the other Transaction Documents.

B. On June 30, 2026, the Company and the Lender entered into an Amended and Restated Loan Agreement and the Company issued an Amended and Restated Senior Secured Convertible Note in connection with the funding of the second tranche of the Loan.

C. On July 31, 2026, the Obligors and the Lender entered into that certain Second Amendment to Loan Agreement and Second Amendment to Senior Secured Convertible Note (the “Second Amendment”), pursuant to which, among other things, (i) the outstanding principal balance of the Existing Note was increased by the Restructuring Premium to $2,266,650.00 (the “Amended Principal Balance”), (ii) interest accrues on the Amended Principal Balance at the Amendment Rate of nineteen percent (19%) per annum, compounded daily on the basis of a 360-day year, (iii) the remaining Minimum Installment Payments were rescheduled as twenty-three (23) weekly installments of $104,187.65 each, commencing August 19, 2026 and continuing through the Amended Maturity Date of January 20, 2027, and (iv) the ATM Waterfall Distribution payable to the Lender was increased to Ninety Percent (90%). The Amended and Restated Loan Agreement, as amended by the Second Amendment and as further amended hereby, is referred to herein as the “Loan Agreement”; the Amended and Restated Senior Secured Convertible Note, as amended by the Second Amendment is referred to herein as the “Existing Note”; the additional note referred to in Section 2.3 below is referred to as the “Additional Note”, and the Existing Note and the Additional Note are collectively referred to as the “Note”. The Loan Agreement, the Note and all other Transaction Documents entered into in connection with the Loan Agreement are collectively referred to as the “Transaction Documents”.

D. The Company has requested that the Lender advance to the Company an additional $200,000 under the Loan Agreement, and the Lender is willing to make such advance, on and subject to the terms and conditions set forth in this Amendment.

E. Section 5.05 of the Loan Agreement provides that the Loan Agreement may be amended by a written instrument signed by the Company and the Lender, and Section 7 of the Existing Note provides that the Existing Note may be amended in accordance with Section 5.05 of the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement, the Note, the Second Amendment, or the other Transaction Documents, as applicable, including, without limitation, “Amendment Rate”, “Amendment Conversion Price”, “Amended Maturity Date”, “Restructuring Premium”, “Floor Price”, “Make Whole Shares”, “Maximum Conversion Shares”, “Exchange Cap”, “Beneficial Ownership Cap”, and “Registration Statement”.

ARTICLE II ADDITIONAL ADVANCE

Section 2.1 Additional Advance. Subject to the satisfaction of each of the conditions set forth in Article IV of this Amendment, the Lender shall advance to the Company the sum of $200,000.00 (the “Additional Advance”), less an origination fee of $8,000.00 (being four percent (4%) of the Additional Advance, the “Additional Origination Fee”), such that the net amount funded to the Company shall be $192,000.00, less lender legal of $10,000.00 and wire and processing fees of $150.00, such that the net amount to be wired to the Company shall be $181,850.00, to be remitted in accordance with a flow of funds agreement or written payment direction acceptable to the Lender, in the form attached hereto as Exhibit A. The Additional Advance shall be funded on the first Business Day on which all conditions set forth in Article IV have been satisfied or waived in writing by the Lender (the “Additional Advance Funding Date”), which the parties anticipate will be August 4, 2026. The Lender shall have no obligation to fund the Additional Advance unless and until each such condition is satisfied or so waived.

Section 2.2 Increase in Principal Balance. Effective upon the funding of the Additional Advance on the Additional Advance Funding Date, the outstanding principal balance of the Note shall be increased by $270,000.00, reflecting the factor rate of 1.35 times the amount of the Additional Advance consistent with the structure of the original Loan (the “Additional Principal Amount”), such that, assuming no payments of principal are made between the Third Amendment Date and the Additional Advance Funding Date, the aggregate outstanding principal balance of the Note shall be $2,536,650.00 (the “Third Amendment Principal Balance”). The Additional Principal Amount shall be treated as principal of the Note for all purposes of the Transaction Documents, including for purposes of conversion, prepayment, and the calculation of any Default Amount.

Section 2.3 Single Facility; No New Note. The Additional Advance is made by the Lender to the Company under, and constitutes a Loan under, the Loan Agreement, and shall be evidenced by the Note as amended by this Amendment, without the issuance of any new or separate promissory note; provided that, at the request of the Lender, the Company shall execute and deliver an amended and restated Note combining the Existing Note and the Additional Note and reflecting the Third Amendment Principal Balance and the amended payment schedule set forth herein. The Additional Advance and the Additional Principal Amount constitute “Obligations” under and as defined in the Loan Agreement and the Security Agreement, constitute Permitted Indebtedness under clause (a) of the definition thereof, are approved by and consented to by the Lender for all purposes of Section 4.01(a) of the Loan Agreement, and are secured by all Collateral under the Security Agreement and the other Transaction Documents and guaranteed by the Subsidiary Guarantor under the Guaranty, in each case without any further act, filing, or instrument.

Section 2.4 No Conversion Price Reduction; Exempt Issuance. The parties acknowledge and agree that the Additional Advance, the Additional Principal Amount, and the shares of Common Stock issuable upon conversion thereof (i) have been approved and consented to in writing in advance by the Lender, (ii) constitute an Exempt Issuance for all purposes of the Transaction Documents, and (iii) shall not trigger, and shall not be deemed to trigger, any Conversion Price Reduction, most favored nations right, or similar adjustment under the Transaction Documents.

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Section 2.5 Warrant Amendment; Increase in Warrant Shares. Effective on the Additional Advance Funding Date, the Warrant issued by the Company to the Lender on June 11, 2026 is hereby amended such that the number of shares of Common Stock issuable upon exercise thereof is increased by 37,500 shares of Common Stock (such additional shares, the “Additional Warrant Shares”), at a per share exercise price equal to the exercise price of the Warrant as in effect on the Additional Advance Funding Date (after giving effect to the 1-for-10 reverse stock split of the Common Stock effective July 17, 2026 and any other adjustments under the Warrant), and otherwise on the same terms and conditions set forth in the Warrant, without the issuance of any new or separate warrant instrument; provided that, at the request of the Lender, the Company shall execute and deliver an amended and restated Warrant reflecting such increase. This Section 2.5 constitutes an amendment to the Warrant in accordance with its terms, and each reference in the Transaction Documents to the “Warrant” shall be deemed a reference to the Warrant as amended hereby. The Additional Warrant Shares shall be included in the share reservation measured under Section 3.5 of this Amendment, shall constitute Registrable Securities included in the Registration Statement described in Section 3.4 of this Amendment, and the issuance thereof shall constitute an Exempt Issuance.

ARTICLE III AMENDMENTS TO LOAN AGREEMENT AND NOTE

Section 3.1 Amended Minimum Installment Payments. Effective upon the Additional Advance Funding Date, the definition of “Weekly Installment Payments” in the Loan Agreement and the payment schedule set forth in Section 2(a) of the Existing Note (in each case as amended by the Second Amendment) are hereby amended such that each of the twenty-three (23) Minimum Installment Payments under the Note, commencing August 19, 2026 and continuing on each Wednesday thereafter (or, if any such date is not a Business Day, the immediately preceding Business Day) through January 20, 2027, shall remain $104,187.65, unchanged from the Second Amendment, and three (3) additional weekly Minimum Installment Payments shall be due on January 27, 2027 and February 3, 2027, each in the amount of $104,187.65, and on February 10, 2027 in the amount of $88,880.21 (each a Wednesday), and the Amended Maturity Date is hereby extended from January 20, 2027 to February 10, 2027, with each reference in the Transaction Documents to the “Amended Maturity Date” deemed a reference to February 10, 2027, which twenty-six (26) payments have been calculated to amortize in full the Third Amendment Principal Balance of the Note, including the Restructuring Premium and the Additional Principal Amount, together with all interest accruing thereon at the Amendment Rate, by the Amended Maturity Date, and the final Minimum Installment Payment shall be increased or decreased as necessary to pay in full all amounts then outstanding under the Note.

The Minimum Installment Payments, as amended by this Amendment, shall be due as set forth in the following schedule:

Scheduled Payment Date	Installment #	Amount Due	Day of Week
August 19, 2026	2	$104,187.65	Wednesday
August 26, 2026	3	$104,187.65	Wednesday
September 2, 2026	4	$104,187.65	Wednesday
September 9, 2026	5	$104,187.65	Wednesday
September 16, 2026	6	$104,187.65	Wednesday
September 23, 2026	7	$104,187.65	Wednesday
September 30, 2026	8	$104,187.65	Wednesday
October 7, 2026	9	$104,187.65	Wednesday
October 14, 2026	10	$104,187.65	Wednesday
October 21, 2026	11	$104,187.65	Wednesday
October 28, 2026	12	$104,187.65	Wednesday
November 4, 2026	13	$104,187.65	Wednesday
November 10, 2026	14	$104,187.65	Tuesday
November 18, 2026	15	$104,187.65	Wednesday
November 25, 2026	16	$104,187.65	Wednesday
December 2, 2026	17	$104,187.65	Wednesday
December 9, 2026	18	$104,187.65	Wednesday
December 16, 2026	19	$104,187.65	Wednesday
December 23, 2026	20	$104,187.65	Wednesday
December 30, 2026	21	$104,187.65	Wednesday
January 6, 2027	22	$104,187.65	Wednesday
January 13, 2027	23	$104,187.65	Wednesday
January 20, 2027	24	$104,187.65	Wednesday
January 27, 2027	25	$104,187.65	Wednesday
February 3, 2027	26	$104,187.65	Wednesday
February 10, 2027	27	$88,880.21	Wednesday

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Section 3.2 Interest. (a) Interest shall accrue on the Additional Principal Amount at the Amendment Rate of nineteen percent (19%) per annum, compounded daily on the basis of a 360-day year, from and after the Additional Advance Funding Date, and shall be payable as part of the Minimum Installment Payments. (b) Upon the occurrence of an Event of Default, the Default Rate Step-Up set forth in Section 4.7 of the Second Amendment (pursuant to which the Amendment Rate of nineteen percent (19%) per annum is increased to twenty-four percent (24%) per annum) shall apply to the Additional Principal Amount and all interest thereon in the same manner as it applies to the remainder of the Note; provided that the retroactive recalculation of interest at the stepped-up rate required by Section 4.7 of the Second Amendment shall, in respect of the Additional Principal Amount only, be made from the Additional Advance Funding Date rather than from July 21, 2026, the Additional Principal Amount not having been outstanding prior to the Additional Advance Funding Date. (c) Section 4.7 of the Second Amendment is hereby further amended such that, whether or not an Event of Default has occurred and is continuing, the Default Rate Step-Up shall also apply to the entire outstanding principal balance of the Note during each period (i) commencing on the first date on which the Common Stock has traded below the Floor Price then in effect for five (5) consecutive Trading Days and (ii) ending on the first date thereafter on which the Common Stock has traded at or above the Floor Price then in effect for five (5) consecutive Trading Days; and the Default Rate Step-Up under this clause (c) shall apply prospectively only during each such period and shall not give rise to any retroactive recalculation of interest.

Section 3.3 Conversion. The Additional Principal Amount and all accrued and unpaid interest thereon shall be convertible at the option of the Lender at the Amendment Conversion Price, on the terms and subject to the conditions set forth in Section 4.6 of the Second Amendment, and all conversions shall remain subject to (i) the Maximum Conversion Shares and the Exchange Cap of 19.99% of the Company’s outstanding shares of Common Stock calculated on a non-diluted basis absent Stockholder Approval, applied on an aggregated basis across the Note and any other transactions required to be aggregated therewith under the applicable rules of The Nasdaq Stock Market, with cash settlement of any excess as provided in Section 2(f) of the Note, and (ii) the Beneficial Ownership Cap.

Section 3.4 Registration. The shares of Common Stock issuable upon conversion of the Additional Principal Amount and all interest accruing thereon at the Amendment Rate through the Amended Maturity Date shall constitute Registrable Securities under the Registration Rights Agreement, as amended by the Second Amendment, and shall be included in the Registration Statement required to be filed no later than August 31, 2026 pursuant to Section 2.3 of the Second Amendment, with the 200% coverage requirement set forth therein measured by reference to the Third Amendment Principal Balance.

Section 3.5 Share Reservation. The share reservation covenant set forth in Section 3.6 of the Second Amendment shall be measured by reference to the Third Amendment Principal Balance, including the Restructuring Premium and the Additional Principal Amount and all interest accruing at the Amendment Rate.

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Section 3.6 ATM Covenant. The weekly ATM Financing net proceeds covenant of “not less than $115,765.00” set forth in Section 3.4(b) of the Second Amendment remains unchanged and shall continue to apply through the Amended Maturity Date as extended by Section 3.1 of this Amendment, such that the Lender’s Ninety Percent (90%) share of such net proceeds is not less than the Minimum Installment Payment as amended by Section 3.1 of this Amendment. The Company shall commence or resume ATM Financings in accordance with Section 3.4(b) of the Second Amendment no later than the calendar week commencing August 10, 2026, and any failure to do so shall constitute an immediate Event of Default under the Note.

Section 3.7 Conforming References. From and after the Additional Advance Funding Date, each reference in the Second Amendment or any other Transaction Document to the “Amended Principal Balance” shall be deemed a reference to the Third Amendment Principal Balance, as reduced by payments applied thereto from time to time.

Section 3.8 Floor Price Reset. Notwithstanding anything to the contrary in the Note or the Loan Agreement, the definition of “Floor Price” is hereby amended to provide that, on December 11, 2026 and on each date that is six (6) months thereafter until the Note has been paid in full (each, a “Floor Reset Date”), the Floor Price shall be adjusted to equal twenty percent (20%) of the lowest volume-weighted average price of the Common Stock during the twenty (20) consecutive Trading Days immediately preceding such Floor Reset Date; provided that no such adjustment shall increase the Floor Price then in effect. Any reduction of the Floor Price pursuant to this Section 3.8 shall not constitute a Conversion Price Reduction, and the share reservation under Section 3.5 of this Amendment and the Registration Statement coverage described in Section 3.4 of this Amendment shall be recalculated to give effect to each such adjustment. In addition, if the Company at any time prior to the payment in full of the Note sells or issues any Common Stock, Common Stock Equivalents, convertible Note, convertible preferred stock, or warrants with a sale, conversion, or exercise price below the Floor Price then in effect, the Floor Price shall automatically be reset to such lower price, subject to appropriate adjustment for any stock split, stock dividend, stock combination, or similar transaction.

Section 3.9 Restrictions on Additional Indebtedness and Equity Issuances. Article IV of the Loan Agreement is hereby amended by adding the following covenant, which shall apply from the Third Amendment Date until the Note has been paid in full: the Company shall not, and shall not permit the Subsidiary Guarantor to, directly or indirectly, (a) create, incur, assume, or guarantee any Indebtedness, other than the Obligations, trade payables incurred in the ordinary course of business, and Indebtedness existing on the Third Amendment Date and disclosed in writing to the Lender on or prior to the Third Amendment Date (without any increase in the principal amount thereof), or (b) issue or sell any shares of Common Stock or Common Stock Equivalents, or enter into any variable rate, reset, or otherwise adjustable equity or equity-linked transaction, or (c) engage any investment bank, placement agent, or other funding source in connection with any offering or capital raise, or enter into any agreement to do any of the foregoing, in each case without the prior written consent of the Lender; provided that the foregoing shall not restrict (i) sales of Common Stock pursuant to the ATM Financing effected in accordance with Section 3.4 of the Second Amendment and the Payment Direction Agreement, and the maintenance and performance of the Sales Agreement described in Section 3.4(a) of the Second Amendment solely in connection with the ATM Financing (but not the engagement of any other investment bank, placement agent, or funding source, and not any expansion of such engagement beyond the ATM Financing), (ii) issuances of Common Stock pursuant to the Transaction Documents, including upon conversion of the Note, as Make Whole Shares, or upon exercise of the Warrant (as amended hereby), or (iii) issuances of Common Stock or options to employees, officers, directors, or consultants pursuant to equity incentive plans in effect on the Third Amendment Date. Any breach of this Section 3.9 shall constitute an immediate Event of Default under the Note.

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Section 3.10 Mandatory Prepayment from Capital Raises. If, at any time prior to the payment in full of the Note, the Company consummates any financing, capital raise, or sale of securities (other than sales of Common Stock pursuant to the ATM Financing), whether or not consented to by the Lender pursuant to Section 3.9 of this Amendment, the Company shall, within one (1) Business Day of receipt thereof, apply an amount equal to ninety percent (90%) of the net proceeds thereof to prepay the outstanding balance of the Note. Amounts so applied shall be credited against the remaining Minimum Installment Payments in inverse order of maturity and shall not reduce, defer, or excuse any scheduled Minimum Installment Payment otherwise due.

Section 3.11 Most Favored Nation. From the Third Amendment Date and for so long as the Note remains outstanding, the Company shall not enter into any agreement for the sale or issuance of its securities (including securities convertible into or exercisable for Common Stock or Common Stock Equivalents) with any individual or entity (an “Other Investor”) that provides such Other Investor with rights, terms, or benefits more favorable in any material respect than those granted to the Lender under the Transaction Documents, without offering such more favorable rights, terms, or benefits to the Lender. The Company shall promptly provide written notice to the Lender of any such more favorable terms (the “MFN Notice”), including reasonable detail thereof and any related agreements, and the Lender shall have the right, exercisable by written notice to the Company within ten (10) calendar days of receipt of the MFN Notice, to receive the benefit of such more favorable terms, which shall automatically amend the Transaction Documents and any securities held by the Lender to incorporate such terms, and the parties shall execute such documentation as may be reasonably necessary to effectuate such amendment, including the physical exchange of securities if required. This Section 3.11 supplements, and does not limit, any most favored nations right existing under the Transaction Documents.

Section 3.12 Share Delivery; Buy-In. If the Company fails to cause its transfer agent to deliver to the Lender the shares of Common Stock issuable upon any conversion of the Note or exercise of the Warrant (as amended hereby) on or before the second (2nd) Trading Day following the applicable conversion or exercise date (the “Share Delivery Date”), the Company shall pay to the Lender, in cash, as liquidated damages and not as a penalty, $10 per Trading Day (increasing to $20 per Trading Day on the third (3rd) Trading Day after the Share Delivery Date) for each $1,000 of principal and interest being converted or exercise price being exercised, for each Trading Day after the Share Delivery Date until such shares are delivered or the Lender rescinds the applicable conversion or exercise. In addition, if, after the Share Delivery Date, the Lender purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Lender of the shares it anticipated receiving from such conversion or exercise (a “Buy-In”), the Company shall, within two (2) Trading Days of the Lender’s request, (a) pay to the Lender, in cash, the amount, if any, by which the Lender’s total purchase price (including brokerage commissions) for the shares so purchased exceeds the product of the number of shares the Lender was entitled to receive multiplied by the price at which the Lender’s anticipated sale was made, and (b) at the election of the Lender, either reinstate the portion of the Note (or of the Warrant) so converted or exercised or deliver to the Lender the shares originally deliverable.

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Section 3.13 Registration Liquidated Damages. If (i) the Registration Statement described in Section 3.4 of this Amendment is not filed with the Commission on or before August 31, 2026, (ii) such Registration Statement is not declared effective by the Commission on or before the date required by Section 2.3 of the Second Amendment, (iii) after effectiveness, the Lender is unable to use the prospectus included therein to resell Registrable Securities for any reason, or (iv) the Company fails to satisfy the current public information requirement under Rule 144 under the Securities Act (each, a “Registration Event”, and the date on which any Registration Event occurs, an “Event Date”), then, as partial relief for the damages suffered by the Lender by reason thereof (which the parties agree are not capable of precise quantification), the Company shall pay to the Lender an amount in cash equal to five percent (5.0%) of the outstanding principal balance of the Note as of the Event Date, and an additional five percent (5.0%) of such outstanding principal balance on each thirty (30)-day anniversary of the Event Date (prorated for any period of less than thirty (30) days) until the applicable Registration Event is cured. Each such payment shall be made within two (2) Trading Days after the Event Date or the applicable thirty (30)-day anniversary, as the case may be; any amount not paid when due shall be added to and constitute part of the principal balance of the Note and shall accrue interest at the Amendment Rate. The remedies set forth in this Section 3.13 are in addition to, and not in lieu of, any other rights and remedies of the Lender under the Transaction Documents, including in respect of any Event of Default arising from the events described above.

ARTICLE IV CONDITIONS TO FUNDING

Section 4.1 Conditions. The obligation of the Lender to fund the Additional Advance is subject to the satisfaction (or written waiver by the Lender) of each of the following conditions:

(a) The Lender shall have received this Amendment, duly executed and delivered by each Obligor.

(b) Each of the conditions set forth in Section 5.1 of the Second Amendment shall have been satisfied, and the Accommodation set forth in Article II of the Second Amendment shall be in full force and effect and shall not have been voided pursuant to Section 2.2 thereof.

(c) No Event of Default shall have occurred and be continuing, and the Company shall have paid in full each Minimum Installment Payment, if any, due on or prior to the Additional Advance Funding Date.

(d) The representations and warranties of the Obligors set forth herein and in the Transaction Documents shall be true and correct in all material respects as of the Additional Advance Funding Date.

(e) The Lender shall have received (i) resolutions of the board of directors of the Company and (ii) a written resolution of the board of directors or sole Managing Director of the Subsidiary Guarantor, in each case certified by an officer or director of the relevant Obligor as being in full force and effect, authorizing the execution, delivery, and performance of this Amendment, the borrowing of the Additional Advance, and, in the case of the Subsidiary Guarantor, its consent to the increase in the obligations guaranteed under the Guaranty.

(f) The Irrevocable Payment Instructions contemplated by the Payment Direction Agreement, directing all net proceeds of each ATM Financing solely and directly to the DACA Account, shall be in full force and effect, and the Company shall not be in breach of its obligation to commence or resume ATM Financings in accordance with Section 3.4(b) of the Second Amendment and Section 3.6 of this Amendment.

(g) The Lender shall have received an officer’s certificate of the Company certifying satisfaction of the conditions set forth in this Section 4.1 and such other documents, instruments, and agreements as the Lender may reasonably request.

(h) The Lender shall have received irrevocable transfer agent instructions, duly executed by the Company and acknowledged in writing by Continental Stock Transfer & Trust Company, in form and substance acceptable to the Lender, increasing the share reservation to the amount required by Section 3.5 of this Amendment (measured by reference to the Third Amendment Principal Balance) and providing for the issuance of shares of Common Stock upon any conversion of the Note or exercise of the Warrant (as amended hereby) without any further consent, instruction, or action of the Company.

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(i) The Lender shall have received lock-up agreements, duly executed by each executive officer and director of the Company and each Affiliate of any of them holding shares of Common Stock, in form and substance acceptable to the Lender, pursuant to which each such person agrees not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired, from the Additional Advance Funding Date until the date on which the Note has been paid in full, subject to customary exceptions for estate planning transfers to transferees who agree in writing to be bound by such restrictions.

Section 4.2 Effect of Non-Satisfaction. If the conditions set forth in Section 4.1 are not satisfied (or waived in writing by the Lender) on or before August 31, 2026, the Lender shall have no obligation to fund the Additional Advance, and the amendments set forth in Article III of this Amendment shall be of no force or effect; provided that Sections 6.1 and 7.7 of this Amendment shall survive any such non-satisfaction.

ARTICLE V REAFFIRMATION

Section 5.1 Confirmation of Transaction Documents. Each Obligor hereby ratifies, confirms, and reaffirms in all respects its obligations under each of the Transaction Documents to which it is a party, as amended hereby. The Subsidiary Guarantor hereby confirms that its Guaranty remains in full force and effect and covers all obligations of the Company under the Transaction Documents, as amended hereby, including the Third Amendment Principal Balance, consents to this Amendment and to the increase in the obligations guaranteed thereby, and waives any defense to enforcement of the Guaranty, and any right to be discharged or released in whole or in part, arising from this Amendment or the Additional Advance. The Security Agreement, the DACA, and all security interests granted thereunder remain in full force and effect, secure the Additional Advance and the Additional Principal Amount as Obligations, and are unaffected by this Amendment except as expressly set forth herein.

Section 5.2 Second Amendment Unmodified. Except as expressly amended by Article III of this Amendment, the Second Amendment, including the Accommodation, the Restructuring Premium, the Amendment Rate, the Amendment Conversion Price, the Default Rate Step-Up, and the ATM Waterfall Distributions of Ninety Percent (90%), remains in full force and effect and is unmodified hereby.

ARTICLE VI REPRESENTATIONS AND WARRANTIES

Section 6.1 Obligor Representations. Each Obligor represents and warrants to the Lender, as of the Third Amendment Date and as of the Additional Advance Funding Date, that: (a) it has the corporate power and authority to execute, deliver, and perform its obligations under this Amendment, and such execution, delivery, and performance has been duly authorized by all necessary corporate action; (b) this Amendment constitutes the legal, valid, and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally; (c) no Event of Default has occurred and is continuing under any Transaction Document (after giving effect to the Accommodation); (d) no material adverse change in the business, operations, financial condition, assets, liabilities, or prospects of either Obligor has occurred since the date of the Second Amendment; (e) the Amended Principal Balance of $2,266,650.00 (prior to giving effect to this Amendment), together with accrued and unpaid interest thereon at the Amendment Rate, is due and owing to the Lender without defense, setoff, counterclaim, recoupment, reduction, or deduction of any kind, and each Obligor waives any right to assert any of the foregoing; and (f) the Available ATM Capacity (as referenced in Section 6.1(g) of the Second Amendment) remains $75,710,913.47, the Company having effected no sales of Common Stock or Common Stock Equivalents under the ATM Financing since June 11, 2026, such Available ATM Capacity has not changed since the date of the Second Amendment, is sufficient to fund the ATM Financings required by Section 3.4(b) of the Second Amendment and the Minimum Installment Payments as amended by this Amendment through the Amended Maturity Date, and shall not be reduced, suspended, or impaired by any action the Company takes, permits, or suffers, other than sales of Common Stock under the ATM Financing effected in accordance with the Transaction Documents, and the notice obligations set forth in Section 6.1(g) of the Second Amendment shall continue to apply, measured by reference to the Minimum Installment Payments as amended hereby.

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ARTICLE VII MISCELLANEOUS

Section 7.1 Effect of Amendment; Entire Agreement. Except as expressly modified by this Amendment, each of the Transaction Documents remains in full force and effect. In the event of any conflict between this Amendment and the Loan Agreement, the Note, the Second Amendment, or any other Transaction Document, the terms of this Amendment shall control. This Amendment, together with the Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 7.2 Reservation of Rights. Nothing in this Amendment shall be deemed to limit or modify any right, remedy, power, or privilege of the Lender under the Transaction Documents or applicable law, other than as expressly set forth herein. No delay or forbearance by the Lender in exercising any right or remedy shall constitute a waiver thereof.

Section 7.3 Release. Each Obligor hereby ratifies and confirms the release set forth in Section 7.8 of the Second Amendment and extends such release to any act or omission of the Lender on or prior to the Third Amendment Date.

Section 7.4 Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. The parties hereby submit to the exclusive jurisdiction of the state and federal courts sitting in Salt Lake County, Utah for the resolution of any dispute arising out of or relating to this Amendment.

Section 7.5 Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or PDF electronic signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 7.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

Section 7.7 Costs and Expenses. The Company shall pay the reasonable and documented legal fees and expenses of the Lender’s counsel incurred in connection with the preparation, negotiation, and execution of this Amendment. Such amounts shall be due on demand and, if not paid within five (5) Business Days of demand, shall be added to and constitute part of the principal balance of the Note.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

J.J. ASTOR & CO.

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer

Date:	August 3, 2026

CDT EQUITY INC.

By:	/s/ Andrew Regan
Name:	Dr. Andrew Regan
Title:	Chief Executive Officer

Date:	August 3, 2026

CDT EQUITY LTD.
(solely with respect to Articles II, III, IV, V, VI, and VII, including confirmation of the Guaranty)

By:	/s/ James Bligh
Name:	James Bligh
Title:	Managing Director

Date:	August 3, 2026

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EXHIBIT A

FUNDS FLOW AGREEMENT

Effective Date: August 4, 2026

Set forth below is the agreement of each of CDT Equity Inc., a Delaware corporation (the “Company”), and J.J. Astor & Co., a Utah corporation (the “Lender”). The Company and the Lender are parties to that certain Third Amendment to Loan Agreement and Third Amendment to Senior Secured Convertible Note, dated as of August 3, 2026 (the “Third Amendment”), amending that certain Amended and Restated Loan Agreement, dated as of June 30, 2026, as amended (the “Loan Agreement”). Any capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Third Amendment or the Loan Agreement, as applicable.

Payment on the Additional Advance Funding Date by wire transfer of immediately available funds shall be made as directed in the table immediately below, based on the Additional Advance of $200,000.00 less the payments set forth below:

Payee	Amount	Wire Instructions
J.J. Astor & Co.	$8,000.00 Additional Origination Fee	Retained by the Lender from the Additional Advance
J.J. Astor & Co.	$10,000.00 Lender legal fees	Retained by the Lender from the Additional Advance
CDT Equity Inc.	$181,850.00 Net proceeds to the Company, after deduction of wire and processing fees of $150.00

Beneficiary Bank Name: Citibank NA

Beneficiary Bank Address: 388 Greenwich Street, New York, NY 10013

ABA Routing Number: 021000089

Beneficiary Name: CDT Equity Inc.

Beneficiary Address: 4851 Tamiami Trail North, Suite 200, Naples, FL 34103

Beneficiary Account Number: 006882207907

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IN WITNESS WHEREOF, the Company and the Lender are signing this flow of funds agreement with the intent to be legally bound as of the Additional Advance Funding Date under the Loan Agreement and the Third Amendment.

CDT EQUITY INC.

By:
Name:	Dr. Andrew Regan
Title:	Chief Executive Officer

J.J. ASTOR & CO.

By:
Name:	Michael Pope
Title:	Chief Executive Officer

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